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                             DISTRIBUTION AGREEMENT
                         NATIONS SEPARATE ACCOUNT TRUST

       THIS AGREEMENT is made as of January 1, 2003, by and between NATIONS SEPARATE ACCOUNT TRUST, a Delaware statutory trust (the "Trust") on behalf of each series of the Trust now or hereafter identified on Schedule I (each, a "Fund" and collectively, the "Funds"), and BACAP DISTRIBUTORS, LLC, a North Carolina limited liability company (the "Distributor"). Absent written notification to the contrary by either the Trust or the Distributor, each new investment portfolio established in the future shall automatically become a "Fund" for all purposes hereunder and shares of each new class established in the future shall automatically become "Shares" for all purposes hereunder as if set forth on Schedule I.

       WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

       WHEREAS, the Trust desires to retain the Distributor as the exclusive distributor of the units of beneficial interest in all classes of shares ("Shares") of the Funds, and the Distributor is willing to render such services; and

       WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act") and is a member of the National Association of Securities Dealers, Inc. (the "NASD").

       NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

       1. SERVICES AS DISTRIBUTOR.

              1.1. The Distributor will act as agent for the distribution of Shares in accordance with any instructions of the Trust's Board of Trustees and with the Trust's registration statement then in effect under the Securities Act of 1933, as amended (the "1933 Act"), and will transmit promptly any orders properly received by it for the purchase or redemption of Shares to the Trust or its transfer agent, or their designated agents. As used in this Agreement, the term "registration statement" shall mean any registration statement, specifically including, among other items, any then-current prospectus together with any related then-current statement of additional information, filed with the SEC with respect to Shares, and any amendments and supplements thereto which at any time shall have been filed.

              1.2. The Distributor agrees to use appropriate efforts to solicit orders for the sale of Shares and will undertake such advertising and promotion, as it believes appropriate in connection with such solicitation. The Distributor agrees to offer and sell Shares at the applicable public offering price or net asset value next determined after an order is received. The Trust understands that the Distributor is and may in the future be the distributor of shares of other investment company portfolios including portfolios having investment objectives similar to those of the Funds. The Trust further understands that existing and future investors in the Funds may


                                       1

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invest in shares of such other portfolios. The Trust agrees that the
Distributor's duties to such portfolios shall not be deemed in conflict with its duties to the Trust under this paragraph 1.2.

              1.3. The Distributor shall, at its own expense, finance such activities as it deems reasonable and which are primarily intended to result in the sale of Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature. The Distributor shall be responsible for reviewing and providing advice on all sales literature (e.g., advertisements, brochures and shareholder communications) with respect to each of the Funds, and shall file with the NASD or the appropriate regulators all such materials as are required to be filed under applicable laws and regulations in compliance with such laws and regulations. In addition, the Distributor will provide sufficient personnel, during normal business hours, reasonably necessary to respond to telephone questions with respect to the Funds.

              1.4. In connection with all matters relating to this Agreement, the Distributor agrees to comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1933 Act, the 1934 Act, the 1940 Act, the regulations of the NASD and all other applicable federal and state laws, rules and regulations.

              1.5. Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by other circumstances of any kind, the Trust's officers may decline to accept any orders for, or make any sales of Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

              1.6. The Trust agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take, or cause to be taken, all actions that may be reasonably necessary in connection with the qualification of Shares for sale in such states as the Trust directs and in such states as the Distributor may recommend to the Trust which the Trust approves, and the Trust shall pay all fees and other expenses incurred in connection with such qualification.

              1.7. The Trust shall furnish from time to time, for use in connection with the sale of Shares, such information with respect to the Funds and Shares as the Distributor may reasonably request and the Trust warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Trust shall also furnish the Distributor upon request with: (a) audited annual and unaudited semi-annual statements of the Trust's books and accounts with respect to each Fund, and (b) from time to time such additional information regarding the Funds' financial condition as the Distributor may reasonably request.

              1.8. The Distributor may be reimbursed for all or a portion of the expenses described above and/or compensated for services rendered hereunder, to the extent permitted by a distribution plan adopted by the Trust on behalf of a Fund pursuant to Rule 12b-1 under the 1940 Act. No provision of this Agreement shall be deemed to prohibit any payments by a Fund to the Distributor or by a Fund or the Distributor to banks, broker/dealers or other financial institutions


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

through whom Shares of the Fund are sold where such payments are made under a distribution plan adopted by the Trust on behalf of such Fund pursuant to Rule 12b-1 under the 1940 Act. In addition, the Distributor shall be entitled to retain any front-end sales charge imposed upon the sale of Shares (and reallow a portion thereof) as specified in the Trust's registration statement and the Trust shall pay to the Distributor the proceeds from any contingent deferred sales charge imposed on the redemption of Shares as specified in the Trust's registration statement.

              1.9. The Distributor shall prepare reports for the Board of Trustees of the Trust regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board, including reports regarding the use of Rule 12b-1 payments received by the Distributor, if any.

              1.10. The Distributor shall enter into written agreements with banks, broker/dealers and other financial institutions, based on such form(s) of sales support agreements as may be approved by the Board of Trustees from time to time. The Distributor also may enter into such agreements based on such additional forms of agreement as it deems appropriate, provided that the Distributor determines that the Trust's and the Funds' responsibility or liability to any person on account of any acts or statements of any such selling agent under any such sales support agreement do not exceed their responsibility or liability under the form(s) approved by the Board of Trustees, and provided further that the Distributor determines that the overall terms of any such sales support agreement are not materially less advantageous to the Trust than the overall terms of the form(s) approved by the Board of Trustees. In entering into and performing such agreements, the Distributor shall act as principal and not as agent for the Trust or any Fund.

       2. REPRESENTATIONS; INDEMNIFICATION.

              2.1. The Trust represents to the Distributor that all registration statements filed by the Trust with the SEC under the 1933 Act, with respect to Shares have been prepared in conformity with the requirements of the 1933 Act and rules and regulations of the SEC thereunder.

              The Trust represents and warrants to the Distributor that any registration statement, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with the 1933 Act and the rules and regulations of the SEC; that all statements of fact contained in any such registration statement will be true and correct when such registration statement becomes effective; and that no registration statement, when such registration statement becomes effective, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. The Trust authorizes the Distributor and authorized banks, broker/dealers and other financial institutions to use any prospectus or statement of additional information in the form furnished from time to time in connection with the sale of Shares and represented by the Trust as being the then-current form of prospectus or then-current form of statement of additional information.

              2.2. The Trust agrees to indemnify, defend and hold the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of

Section 15 of the 1933 Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers and directors, or any such controlling person, may incur under the 1933 Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any registration statement or necessary to make any statement in such documents not misleading; provided, however, that the Trust's agreement to indemnify the Distributor, its officers and directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement or in any financial or other statements in reliance upon and in conformity with any information furnished to the Trust by the Distributor or any affiliate thereof and used in the preparation thereof; and further provided that the Trust's agreement to indemnify the Distributor, its officers and directors, and any such controlling person shall not be deemed to cover any liability to the Trust or its shareholders to which the Distributor, its officers and directors, or any such controlling person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Distributor's, its officer's or director's, or any such controlling person's duties, or by reason of the Distributor's, its officer's or director's, or any such controlling person's reckless disregard of its obligations and duties under this Agreement.

              Notwithstanding the foregoing, this indemnity agreement, to the extent that it might require indemnity of any person who is an officer or director of the Distributor or any person who controls the Distributor and who is also an officer or Trustee of the Trust, shall not inure to the benefit of such officer, director or controlling person unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the 1933 Act or the 1940 Act.

              The Trust's agreement to indemnify the Distributor, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Trust's being notified of any action brought against the Distributor, its officers or directors, or any such controlling person, such notification to be given in writing and to be transmitted by personal delivery, first class mail, overnight courier, facsimile or other electronic means to the address or facsimile number contained in paragraph 9 of this Agreement, or to such other addresses or facsimile numbers as the parties hereto may specify from time to time in writing and such notification to be sent to the Trust within a reasonable period of time after the summons or other first legal process shall have been served. The failure to so notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this paragraph 2.2. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by the Distributor, which approval shall not unreasonably be withheld. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by the Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case the Distributor reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse the Distributor, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Distributor or them.

              The Trust's indemnification agreement contained in this paragraph
2.2 and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers or directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. The Trust agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Shares.

              2.3. The Distributor agrees to indemnify, defend and hold the Trust, its several officers and Trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigation or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or Trustees or any such controlling person, may incur under the 1933 Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Trustees, or such controlling person resulting from such claims or demands, shall arise out of or be based upon (a) any untrue, or alleged untrue, statement of a material fact contained in information furnished by the Distributor or any affiliate thereof to the Trust or its counsel and used in the Trust's registration statement, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished by the Distributor or any affiliate thereof to the Trust or its counsel required to be stated in such answers or necessary to make such information not misleading or (b) any alleged willful misfeasance, bad faith or gross negligence in the performance of the Distributor's obligations and duties under the Agreement or by reason of its alleged reckless disregard thereof. The Distributor's agreement to indemnify the Trust, its officers and Trustees, and any such controlling person, as aforesaid, is expressly conditioned upon the Distributor's being notified of any action brought against the Trust, its officers or Trustees, or any such controlling person, such notification to be given in writing and to be transmitted by personal delivery, first class mail, overnight courier, facsimile or other electronic means to the address or facsimile number contained in paragraph 9 of this Agreement, or to such other addresses or facsimile numbers as the parties hereto may specify from time to time in writing and such notification to be sent to the Distributor by the person against whom such action is brought, within a reasonable period of time after the summons or other first legal process shall have been served. The Distributor shall have the right to control the defense of such action, with counsel of good standing of its own choosing, approved by the Board of Trustees of the Trust, if such action is based solely upon such alleged misstatement or omission on the Distributor's part or any affiliate thereof, and in any other event the Trust, its officers or Trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify the Distributor of any such action shall not relieve the Distributor or any affiliate thereof from any liability which the Distributor or any affiliate thereof may have to the Trust, its officers or Trustees, or to such controlling person by reason of any such untrue or alleged untrue statement, or omission or alleged omission, or other conduct covered by this indemnity agreement, otherwise than on account of the Distributor's indemnity agreement contained in this paragraph 2.3.

              2.4. No Shares shall be offered by either the Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus, as required by Section 10(b) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph 2.4 shall in any way restrict or have any application to or bearing upon the Trust's obligation to repurchase Shares from any shareholder in accordance with the provisions of the Trust's prospectus or Declaration of Trust.

              2.5. The Trust agrees to advise the Distributor as soon as reasonably practicable of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement then in effect or of the initiation of any proceeding for that purpose.

       3. CONFIDENTIALITY.

              The Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Funds and/or the Trust and its prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except when so requested by the Trust or after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities.

              In accordance with Regulation S-P, the Distributor and its affiliates will not disclose any non-public personal information, as defined in Regulation S-P, received from the Trust or any Fund regarding any shareholder; provided, however, that the Distributor and its affiliates may disclose such information to any party as necessary in the ordinary course of business to carry out the purposes for which such information was disclosed to the Distributor and its affiliates, or as may be permitted by law. The Distributor agrees to use reasonable precautions to protect and prevent the unintentional disclosure of such non-public personal information.

       4. ANTI-MONEY LAUNDERING PROGRAM.

              The Distributor represents and warrants that it (a) has adopted an anti-money laundering compliance program ("AML Program") that satisfies the requirements of all applicable laws and regulations; and (b) will notify the Trust promptly if an inspection by the appropriate regulatory authorities of its AML Program identifies any material deficiency, and will promptly remedy any material deficiency of which it learns.

       5. LIMITATIONS OF LIABILITY.

              Except as provided in paragraph 2.3, the Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or any Fund in connection with matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard of its obligations and duties under this Agreement.

       6. TERM.

              This Agreement shall become effective on the date of its execution and, unless sooner terminated as provided herein, shall continue in effect for a period of two years from the date written above. This Agreement shall thereafter continue from year to year, provided such continuance is specifically approved at least annually by (i) the Trust's Board of Trustees, or (ii) a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by the majority of the Trust's Trustees who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is not assignable and is terminable with respect to a Fund, without penalty, on not less than sixty (60) days' written notice, by the Trust's Board of Trustees, by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of such Fund, or by the Distributor. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

       7. RELEASE

              The names "Nations Separate Account Trust" and "Trustees of Nations Separate Account Trust" refer respectively to the Trust created by the Declaration of Trust and the Trustees as Trustees but not individually or personally. All parties hereto acknowledge and agree that any and all liabilities of the Trust arising, directly or indirectly, under this Agreement will be satisfied solely out of the assets of the Trust and that no Trustee, officer or shareholder shall be personally liable for any such liabilities. All persons dealing with any Fund of the Trust must look solely to the property belonging to such Fund for the enforcement of any claims against the Trust.


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       8. MISCELLANEOUS.

              8.1. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

              8.2 This Agreement shall be governed by the laws of the State of Delaware.

       9. NOTICES.

              Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to such address as may be designated for the receipt of such notice. Until further notice, it is agreed that the address of the Trust shall be One Bank of America Plaza, 33rd Floor, 101 South Tryon Street, Charlotte, North Carolina 28255, Attention: Secretary, and that of the Distributor shall be One Bank of America Plaza, 33rd Floor, 101 South Tryon Street, Charlotte, North Carolina 28255, Attention: Senior Vice President.

       10. COUNTERPARTS.

              10.1 This Agreement may be executed in any manner of counterparts, each of which shall be deemed an original.










                                       8




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       IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.



                                                NATIONS SEPARATE ACCOUNT TRUST
                                                on behalf of the Funds

                                                By: /s/ Robert H. Gordon
                                                    --------------------
                                                    Robert H. Gordon
                                                    President


                                                BACAP DISTRIBUTORS, LLC

                                                By:  /s/ Edward D. Bedard
                                                     --------------------
                                                     Edward D. Bedard
                                                     Senior Vice President
                                                     Chief Operating Officer








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                                   SCHEDULE I



NATIONS SEPARATE ACCOUNT TRUST:
1.     Nations Asset Allocation Portfolio
2.     Nations Capital Growth Portfolio
3.     Nations High Yield Bond Portfolio
4.     Nations International Value Portfolio
5.     Nations Marsico Focused Equities Portfolio
6.     Nations Marsico Growth Portfolio
7.     Nations Marsico International Opportunities Portfolio
8.     Nations Marsico 21st Century Portfolio
9.     Nations MidCap Growth Portfolio
10.    Nations Small Company Portfolio
11.    Nations Value Portfolio

Approved:  October 8, 2002














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